UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

Tekoil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 25, 2005, the Company, then known as Pexcon, Inc., entered into an Acquisition Agreement with Tekoil & Gas Corporation, a Florida corporation (“Tekoil-FL”), the shareholders of Tekoil-FL and Gerald M. Dunne (the “Acquisition Agreement”), in which the shareholders of Tekoil-FL received 694,980,000 shares of the common stock, $0.00000001 par value, of Pexcon, Inc. (the “Pexcon Common Stock”), in exchange for the outstanding shares of common stock of Tekoil-FL held by them. The closing of the Acquisition Agreement occurred on June 27, 2005.

The Acquisition Agreement contemplated that, in connection with the closing of the Acquisition Agreement, Mr. Dunne would execute a Management Agreement with the Company and that the Company would convey to Mr. Dunne shares of Pexcon Common Stock equal to seven percent (7%) of the Company’s then-outstanding shares of Pexcon Common Stock (the “Shares”). The Company did not issue the Shares to Mr. Dunne at that time. On or about August 15, 2006, Mr. Dunne filed a complaint against the Company, alleging that the Company had breached the Acquisition Agreement by not conveying the Shares to him. Mr. Dunne contended that he was entitled to the Shares, and that he beneficially owned the Shares, by virtue of the execution and closing of the Acquisition Agreement and the execution of the Management Agreement contemplated in the Acquisition Agreement. The Company took the position that Mr. Dunne had failed to perform conditions necessary to the issuance of the Shares to him and that he repudiated the Acquisition Agreement and the related Management Agreement by his actions.

The Company and Mr. Dunne subsequently engaged in settlement negotiations. On December 6, 2006, the Company and Mr. Dunne entered into a Settlement Agreement and Mutual Release that provided that the Company would pay Mr. Dunne $12,500.00 for his attorney’s fees and issue to him 504,000 shares of the Company’s unregistered common stock, $0.000001 par value (the “Common Stock”), which would be released to him by an escrow agent over a 12-month period. A stock certificate representing 64,000 shares of Common Stock has been delivered to Mr. Dunne, and certificates representing 40,000 shares each are to be released to Mr. Dunne at the beginning of each month through November 1, 2007. The certificates are dated June 27, 2005 (the date of the closing of the Acquisition Agreement) and bear a restrictive legend. A copy of the Settlement Agreement and Mutual Release is attached to this report as Exhibit 10.15.

The Company has also entered into a Stock Issuance Agreement, dated May 1, 2006, with Don Parsons, an employee of the Company’s wholly owned Canadian subsidiary. Pursuant to that Stock Issuance Agreement, the Company issued to Mr. Parsons 50,000 unregistered shares of Common Stock as an incentive to him in the performance of his duties to the subsidiary company. A copy of the Stock Issuance Agreement is attached to this report as Exhibit 10.16.

The total number of shares of Common Stock now outstanding is 21,634,175 shares.

No underwriters took part in these issuances of unregistered shares of Common Stock, and no underwriting discounts or commissions were paid. The Company’s sale of unregistered securities to Mr. Dunne and its issuance without sale to Mr. Parsons were made in reliance on Section 4(2) of the Securities Act and, in the case of Mr. Dunne, the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the issuances did not involve any public offering. Mr. Dunne represented to the Company that he was an “accredited investors” as defined in Rule 501 of Regulation D; and, consequently, the Company was not required to provide Mr. Dunne information of the type described in Rule 502(b)(2) of Regulation D. Nevertheless, Mr. Dunne had access to the Company’s public reports and other filings with the Commission and an opportunity to ask questions of and receive answers from the officers and directors of the Company. Neither the Company nor any person acting on its behalf offered or sold these unregistered shares of Common Stock by any form of general solicitation or general advertising. Mr. Dunne represented to the Company, among other things, (i) that he was acquiring such shares for the Subscriber’s own account and not with a view to the sale or distribution thereof, (ii) that he understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing the shares of Common Stock issued to Mr. Dunne and to Mr. Parsons were issued with a restrictive legend, and the Company will file notices on Form D, as required, with the Securities and Exchange Commission and the relevant state securities regulators.

In addition, since November 27, 2006, the Company has made the following sales of unregistered shares of its Series A Convertible Preferred Stock, par value $0.00000001 per share (the “Series A Preferred Stock”), at the offering price of $1.00 per share, and the Company continues to offer and sell unregistered shares of its Series A Preferred Stock from time to time at such price:

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Sale
Axt, J. Todd	50,000	$ 50,000	December 10, 2006
Colley, Jane E.	10,000	10,000	December 6, 2006
Fernandez, John	10,000	10,000	December 10, 2006
Gonzalez, Benjamin	5,000	5,000	December 6, 2006
Lower, Veronica	5,000	5,000	December 6, 2006
Mauck, Michael	5,000	5,000	December 6, 2006
McDaniel, Brian	10,000	10,000	December 6, 2006
Pardell, Randy I.	10,000	10,000	December 10, 2006
Rhamstine, Elizabeth	5,000	5,000	December 6, 2006

No underwriters took part in these sales of unregistered shares of Series A Preferred Stock, and no underwriting discounts or commissions were paid. The Company’s sales of these unregistered securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All purchasers of these unregistered shares of Series A Convertible Preferred Stock were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such purchasers to the Company; and, consequently, the Company was not required to provide such purchasers information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these unregistered shares of Series A Preferred Stock by any form of general solicitation or general advertising. Each purchaser of these unregistered shares of Series A Preferred Stock represented to the Company (i) that such purchaser was acquiring such shares for the purchaser’s own account and not with a view to the sale or distribution thereof, (ii) that such purchaser understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company has filed, or will file, notices on Form D with the Securities and Exchange Commission and the relevant state securities regulators. Further sales of Series A Preferred Stock will be made in accordance with the foregoing. The form of Stock Purchase Agreement is attached to this report as Exhibit 10.17.

Each holder of shares of Series A Preferred Stock has the right, at its option and without further payment, to convert any or all of its shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of three (3) shares of Common Stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock will automatically convert into three (3) shares of Common Stock (i) immediately prior to a liquidation of the Company; (ii) immediately prior to an initial public offering by the Company; or (iii) at any time after July 29, 2006, at the sole discretion of the Company’s Board of Directors. The number and type of securities to be received upon conversion of the Series A Preferred Stock are subject to certain anti-dilution adjustments. The terms of the Series A Preferred Stock are fully set forth in a Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on August 2, 2005, as amended by an Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 22, 2006, and as further amended by a Second Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on June 12, 2006.

Item 8.01 Other Events.

In its current report in Form 8-K dated November 20, 2006, the Company reported that it had sold 2,205,000 unregistered shares of its Common Stock pursuant to a Subscription Agreement dated November 20, 2006 (the “Agreement”) between the Company and each subscriber thereto (each a “Subscriber” and together the “Subscribers”) at a purchase price of approximately $0.4762 per share, for an aggregate purchase price of $1,050,000.00. That report also indicated that the Agreement provided that each Subscriber had the irrevocable right and option (the “Put Option”) to require the Company to purchase from such Subscriber up to 95.24% of the shares of Common Stock issued to such Subscriber pursuant to the Agreement, at the price per share equal to $0.55 per share, and that the Put Option was exercisable by each Subscriber at any time sixty (60) days subsequent to the date on which the Company accepted such Subscriber’s subscription (the “Acceptance Date”), but no later than seventy (70) days subsequent to the Acceptance Date. The report should have instead stated that the Put Option was exercisable by each Subscriber at any time sixty (60) days subsequent to Acceptance Date, but no later than ninety (90) days subsequent to the Acceptance Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.15 — Settlement Agreement and Mutual Release dated December 6, 2006, between the Company and Gerald M. Dunne (filed herewith)

Exhibit 10.16 — Stock Issuance Agreement dated as of May 1, 2006m between the Company and Don Parsons (filed herewith)

Exhibit 10.17 — Form of Securities Purchase Agreement for the purchase of the Company’s Series A Convertible Preferred Stock (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: December 11, 2006	By:	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer
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